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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549


                                   ----------

                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                December 24, 1996

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                                   TEXACO INC.
             (Exact name of registrant as specified in its charter)



         Delaware                        1-27                 74-1383447
(State or other jurisdiction of     (Commission File        (I.R.S. Employer
       incorporation)                    Number)         Identification Number)



   2000 Westchester Avenue,                                       10650
    White Plains, New York                                      (Zip Code)
(Address of principal executive offices)

                                 (914) 253-4000

              (Registrant's telephone number, including area code)


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


Item 5. Other Events
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1.       On  December  24,  1996,   the   Registrant   announced  that  Huntsman
         Corporation will purchase the Registrant's propylene oxide/methyl tertiary butyl ether (PO/MTBE) business for approximately $600 million, primarily cash. The earnings effects of this transaction will not be material in relation to the consolidated financial position or results of operations of the Registrant and its subsidiaries. The cash proceeds from the sale will be used to retire a related lease obligation.

         In connection with this matter, on December 24, 1996 the Registrant issued a Press Release entitled "Texaco Sells PO/MTBE Business to Huntsman Corporation," a copy of which is attached hereto as Exhibit
         99.1 and made a part hereof.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
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(c)      Exhibits

   99.1 Press Release issued by the Registrant dated December 24, 1996, entitled "Texaco Sells PO/MTBE Business to Huntsman Corporation."



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PR8kJan6


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                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                                                TEXACO INC.
                                                           ---------------------
                                                               (Registrant)





                                                      By:      R. E. KOCH
                                                           ---------------------
                                                           (Assistant Secretary)





Date:  January 6,1997
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